EX-99.B-77Q1


                             W&R TARGET FUNDS, INC.

SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

SUB-ITEM 77Q1(a)(1)
                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Executive Committee of the Board of Directors of the Corporation, at a meeting held on February 18, 2004, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Two Billion (2,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of Two Million Dollars ($2,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

     Asset Strategy Portfolio              65,000,000 shares
     Balanced Portfolio                   160,000,000 shares
     Bond Portfolio                        90,000,000 shares
     Core Equity Portfolio                185,000,000 shares
     Dividend Income Portfolio            100,000,000 shares
     Growth Portfolio                     300,000,000 shares
     High Income Portfolio                 90,000,000 shares
     International Portfolio               60,000,000 shares
     International II Portfolio           265,000,000 shares
     Limited-Term Bond Portfolio           30,000,000 shares
     Micro Cap Growth Portfolio            55,000,000 shares
     Money Market Portfolio               215,000,000 shares
     Science and Technology Portfolio      50,000,000 shares
     Small Cap Growth Portfolio           120,000,000 shares
     Small Cap Value Portfolio            120,000,000 shares
     Value Portfolio                       95,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:

     Asset Strategy Portfolio              80,000,000 shares
     Balanced Portfolio                   200,000,000 shares
     Bond Portfolio                        90,000,000 shares
     Core Equity Portfolio                180,000,000 shares
     Dividend Income Portfolio            100,000,000 shares
     Growth Portfolio                     320,000,000 shares

     High Income Portfolio                120,000,000 shares

     International Portfolio               60,000,000 shares
     International II Portfolio            80,000,000 shares
     Limited-Term Bond Portfolio           30,000,000 shares
     Micro Cap Growth Portfolio            55,000,000 shares
     Money Market Portfolio               135,000,000 shares
     Mortgage Securities Portfolio         80,000,000 shares
     Real Estate Securities Portfolio 80,000,000 shares Science and Technology Portfolio 60,000,000 shares
     Small Cap Growth Portfolio           140,000,000 shares
     Small Cap Value Portfolio             80,000,000 shares
     Value Portfolio                      110,000,000 shares

     The aggregate number of shares of stock of the Corporation remains at Two Billion (2,000,000,000) shares of capital stock, the par value remains $0.001 per share, and the aggregate value of all authorized stock remains Two Million Dollars ($2,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 18th day of February, 2004.

                         W&R Target Funds, Inc.

                         /s/Kristen A. Richards
                         Kristen A. Richards, Vice President
(Corporate Seal)

Attest:
     /s/Daniel C. Schulte
     Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Kristen A. Richards
                            Kristen A. Richards, Vice President


SUB-ITEM 77Q1(a)(2)

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             W&R TARGET FUNDS, INC.

     Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, Target/United Funds, Inc. (the ``Corporation''), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended (``Articles of Incorporation''):

     FIRST:  The Articles of Incorporation of the Corporation are hereby amended, effective December 1, 2004, by replacing the name International Portfolio with International Growth Portfolio in every occurrence.

     SECOND: The Articles of Incorporation of the Corporation are hereby amended, effective December 1, 2004, by replacing the name International II Portfolio with International Value Portfolio in every occurrence.

     THIRD: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 23rd day of November, 2004.

                                   W&R Target Funds, Inc.

                                   /s/Michael D. Strohm
                                   Michael D. Strohm, Vice President
     (Corporate Seal)

Attest:  /s/Kristen A. Richards
     Kristen A. Richards, Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Michael D. Strohm
                                 Michael D. Strohm, Vice President